EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                         Contact: Paul Knopick

                                                                                                                        888-795-6336

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ITRONICS OBTAINS $3.25 MILLION FINANCING

RENO, Nevada, July 19, 2005 -- Itronics Inc. (OTCBB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) reported today that it has entered into an agreement with four accredited and institutional investors for up to an aggregate of $3,250,000 in gross proceeds that will be used to advance its eight part business strategy which was summarized in its press release on June 3, 2005. The Company is represented by Sichenzia Ross Friedman Ference LLP in this financing.

The financing provides working capital to expand GOLD'n GRO fertilizer sales, Environmental Protection Agency registration of GOLD'n GRO Guardian, certain capital improvements to expand production capacity, all pursuant to the Company's business plan, and payment of existing debt obligations.

The financing is being funded as follows: (i) $1.25 million in gross proceeds, (ii) $1.0 million in gross proceeds payable upon filing of a registration statement with the Securities and Exchange Commission (SEC), and (iii) $1.0 million in gross proceeds payable at the time the registration statement becomes effective. For more details refer to the Company's Form 8-K filed today with the SEC at http://sec.gov.

"We are pleased with the financing", said Dr. John Whitney, Itronics President. "We believe that this funding strengthens the Company and will make it possible for us to speed up implementation of our business plan".

About Itronics

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with a "Beneficial Use Photochemical, Silver, and Water Recycling" facility that extracts more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and converts the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the GOLD'n GRO trademark, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers can be used for lawns and houseplants, and are available, along with GOLD'n GRO liquid fertilizer injectors, at the Company's "e-store" catalog at http://goldngro.com . The popular Silver Nevada Miner bars are available at the Company's 'e-store' catalog at http://www.itromet.com .

Headquartered in Reno, Nevada, Itronics Inc. is Nevada’s leading "Beneficial Use Recycling" company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies.

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VISIT OUR WEB SITE: http://www.itronics.com

("Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.)